EXHIBIT 99.1

\FOR IMMEDIATE RELEASE\

Contact:
Paul McMahon
Senior Director, Corporate Communications
(781) 251-4130

LOJACK CORP. NAMES RONALD V. WATERS, III CHIEF EXECUTIVE OFFICER

Richard T. Riley to remain on full-time basis as Executive Chairman of the Board

        Westwood, MA, December 15, 2008—LoJack Corporation (NASDAQ GS: “LOJN”) announced today the promotion of Ronald V. Waters, III,  from President and Chief Operating Officer to President and Chief Executive Officer effective January 1, 2009, succeeding Richard T. Riley in the role of Chief Executive Officer. Mr. Riley will remain on a full-time basis as Executive Chairman of the Board.

In announcing the appointment, Richard T. Riley, said, “I am pleased to announce that the Board of Directors has promoted Ron Waters to the additional position of Chief Executive Officer, as another step in the disciplined succession planning process undertaken by the Board of Directors. I will remain on a full-time basis as Executive Chairman of the Board and will continue to work closely with Ron to develop and execute the long term strategic plan and continue efforts to diversify the business.

“With his global operations, financial, and consumer product marketing experience, Ron has been a guiding force in the diversification of our business over the last two years. Most notably, he has been leading our international expansion initiative and our entry into the new market for tracking and rescuing people at risk. Ron has already made significant contributions to the business since he joined the company nearly two years ago. The entire Board is confident in Ron’s leadership and looks forward to his continued success in diversifying the LoJack business.”

        Mr. Waters was appointed President and Chief Operating Officer, and a member of the Board of Directors for LoJack in February of 2007. Prior to joining LoJack, Mr. Waters served as Chief Operating Officer for the Wm. Wrigley Jr. Company. Before joining the Wm. Wrigley Jr. Company, Mr. Waters held several senior executive positions of increasing responsibility with The Gillette Company and KPMG International.

Mr. Waters said, “In the role of Chief Executive Officer, I plan to further expand the LoJack organization’s capacity to deliver on our strategic plans for growing international operations, for entering into new vertical markets, for increasing penetration of the new car and truck market in the United States and for delivering new, industry leading products with global applications. I look forward to my continued work with Rich and the rest of the executive team.”

About LoJack

LoJack Corporation, the company that invented the stolen vehicle recovery market, leverages its superior technology, direct connection with law enforcement and proven processes to be the global leader in tracking and recovering valuable mobile assets. The company’s Stolen Vehicle Recovery System delivers a 90 percent success rate in tracking and recovering stolen cars and trucks and has helped recover more than $4 billion worldwide in stolen LoJack-equipped assets. The system is uniquely integrated into law enforcement agencies in the United States that use LoJack's in-vehicle tracking equipment to recover stolen assets, including cars, trucks, commercial vehicles, construction equipment and motorcycles. Today, LoJack operates in 26 states and the District of Columbia, and in more than 30 countries throughout Europe, Africa, North America, South America and Asia.

From time to time, information provided by the company or statements made by its employees may contain “forward-looking” information, which involve risks and uncertainties. Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the company’s market and customers, the company’s objectives and plans for future operations and products and the company’s expected liquidity and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the continued and future acceptance of the company’s products and services; the effectiveness of the company’s marketing initiatives; the rate of growth in the industries of the company’s customers; the presence of competitors with greater technical, marketing, and financial resources; the company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; the extent of the company’s use of third party installers and distributors; capacity and supply constraints or difficulties; the company’s ability to successfully expand its operations and changes in general economic or geopolitical conditions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the company, reference is made to the company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #